Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated February 21, 2007 (July 30, 2007 as to Note 1), relating to the consolidated financial statements and financial statement schedule of PPG Industries Inc. (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)), and of our report dated February 21, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in Exhibit 99.1 of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania August 1, 2007